United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2026

ATLANTIC UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	001-39325	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4300 Cox Road

Glen Allen, Virginia 23060

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.33 per share	AUB	The New York Stock Exchange
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.875% Perpetual Non-Cumulative Preferred Stock, Series A	AUB.PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2026, Atlantic Union Bankshares Corporation (the “Company”), the parent company of Atlantic Union Bank (the “Bank” and together with the Company, “Atlantic Union”) announced that Alexander D. Dodd, 49, has been appointed Executive Vice President and Chief Financial Officer of the Company and the Bank, effective as of April 13, 2026 (the “Transition Date”).

As previously announced, Robert M. Gorman, current Executive Vice President and Chief Financial Officer of the Company and the Bank, will retire from the position of Chief Financial Officer in 2026. His retirement as Chief Financial Officer of the Company and the Bank will be effective as of the Transition Date, after which Mr. Gorman will continue his employment with Atlantic Union through September 30, 2026 as Executive Vice President and Senior Financial Advisor to, among other things, assist with the Chief Financial Officer transition (the “Transition Period”). At the end of the Transition Period, Mr. Gorman will terminate his employment and thereafter provide consulting and advisory services as a non-employee consultant to Atlantic Union for one year through September 30, 2027 (the “Consulting Period”).

Mr. Dodd has extensive experience in the financial services industry. Mr. Dodd has served in multiple senior finance management leadership roles at TD Bank Group over nearly 20 years, including, most recently, as Deputy Chief Financial Officer, Executive Vice President. He also served as Interim Chief Financial Officer for TD Bank’s U.S. operations. After starting his banking career at MBNA, Mr. Dodd joined TD Banknorth prior to its combination with Commerce Bank. At TD Bank, he assumed roles of increasing responsibility at the organization. Mr. Dodd managed several line of business Chief Financial Officer roles, including Chief Financial Officer of the Consumer Bank. He then became Head of all line of business Chief Financial Officers in addition to managing Financial Planning and Analysis and Corporate Strategy. Mr. Dodd also served as the Corporate Segment CFO for TD Bank Group’s enterprise functions.

There are no arrangements or understandings between Mr. Dodd and any other person pursuant to which he was appointed, nor are there any family relationships between Mr. Dodd and any of the Company’s or the Bank’s directors or executive officers. Mr. Dodd does not have any material interest in any transactions, relationships, or arrangements with the Company or the Bank that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

A copy of the Company’s press release announcing Mr. Dodd’s appointment and the details of the Chief Financial Officer transition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Dodd Employment Agreement

On February 23, 2026, Atlantic Union and Mr. Dodd entered into an employment agreement (the “Employment Agreement”) that provides for an initial term ending on December 31, 2027. The employment term automatically renews on December 31, 2027 and annually thereafter each December 31st for an additional calendar year unless notice of non-renewal is given by Atlantic Union.

Pursuant to the Employment Agreement, Mr. Dodd’s initial and minimum annual base salary is $590,000, with his base salary subject to annual review by the Company’s Board of Directors (the “Board”). Mr. Dodd is eligible to participate in the Company’s short-term and/or long-term cash and/or equity incentive plans beginning with participation in the Company’s annual management incentive plan beginning in 2026 and participation in the Company’s long-term incentive plan beginning in 2027. Incentive compensation under those plans is at the discretion of the Board and the Board’s Compensation Committee.

Mr. Dodd will receive a one-time sign-on cash bonus of $500,000, with 50% paid after he has completed thirty (30) days of employment with Atlantic Union, and the other 50% paid following his one-year anniversary of employment, provided he is employed on the applicable payment dates. If Mr. Dodd provides notice of resignation or voluntarily terminates his employment during the first year of employment, he will be required to repay Atlantic Union 100% of any sign-on bonus that has been paid to him. If Mr. Dodd provides notice of resignation or voluntarily terminates his employment during the second year of employment, he will be required to repay Atlantic Union 50% of the sign-on bonus.

Mr. Dodd will also be granted a sign-on equity award consisting of a grant of restricted shares of the Company’s common stock with a market value of approximately $600,000 on the date of grant that will vest in one-third installments over three years and a grant of performance-based stock units with a target market value of approximately $300,000 on the date of grant, which will vest based upon achievement of specific financial metrics over a three-year performance period ending December 31, 2028. These equity grants are subject to the approval of the Compensation Committee and will be granted on the later of (i) the one-month anniversary on the Transition Date or (ii) the date of approval by the Compensation Committee.

Mr. Dodd will be eligible for reimbursement of a designated wellness allowance amount (currently up to $15,000) each calendar year.

In the event Atlantic Union terminates Mr. Dodd’s employment without “Cause” (as defined in the Employment Agreement) or Mr. Dodd voluntarily terminates his employment for “Good Reason” (as defined in the Employment Agreement), Mr. Dodd will receive a severance benefit equal to two (2) years of his base salary on the termination date, payable in installments, and a lump sum payment equal to twenty-four (24) times Atlantic Union’s monthly contribution at the time of termination for group health, dental and vision coverage for Mr. Dodd and his dependents. In the event of Mr. Dodd’s termination of employment following non-renewal by Atlantic Union of the Employment Agreement, Mr. Dodd will receive a severance benefit equal to one (1) year of his base salary in effect on the termination date, payable in installments, and a lump sum payment equal to twelve (12) times Atlantic Union’s monthly contribution at the time of termination for group health, dental and vision coverage for Mr. Dodd and his dependents.

Payment of all severance and related benefits described above is subject to receipt by Atlantic Union of Mr. Dodd’s signed release and waiver of claims and satisfaction of the other requirements, covenants and limitations set forth in the Employment Agreement, including covenants relating to noncompetition and nonsolicitation.

If Mr. Dodd’s employment with Atlantic Union terminates due to disability, Mr. Dodd will be entitled to receive a lump sum payment equal to twelve (12) times Atlantic Union’s monthly contribution at the time of termination for group health, dental and vision coverage for Mr. Dodd and his dependents. If Mr. Dodd dies while employed by Atlantic Union, Atlantic Union will pay his designated beneficiary or estate an amount equal to Mr. Dodd’s then current base salary for a period of six (6) months after death payable in installments and a lump sum payment equal to twelve (12) times Atlantic Union’s monthly contribution at the time of death for group health, dental and vision coverage for Mr. Dodd and his dependents.

In the event of a termination for “Cause” (as defined in the Employment Agreement), Mr. Dodd is entitled to receive his accrued but unpaid base salary and any unreimbursed expenses he may have incurred before the date of his termination.

The Employment Agreement provides that any incentive-based compensation or award that Mr. Dodd receives will be subject to the terms of the Company’s Compensatory Recovery Policy, or similar policy as such may be in effect from time to time, as well as any similar provisions of applicable federal law or regulation or stock exchange listing requirement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Dodd Management Continuity Agreement

Atlantic Union also entered into a management continuity agreement (the “Management Continuity Agreement”) on February 23, 2026 with Mr. Dodd, with the same term and renewal provisions as the Employment Agreement. The Employment Agreement will terminate in the event that there is a “Change in Control” (as defined in the Management Continuity Agreement) of the Company, at which time the Management Continuity Agreement will become effective and any termination benefits will be determined and paid solely pursuant to the Management Continuity Agreement.

Under the Management Continuity Agreement, Atlantic Union or its successor must continue to employ Mr. Dodd for a term of two (2) years after the date of a Change in Control of the Company. According to certain provisions, Mr. Dodd will retain commensurate authority and responsibilities and compensation and benefits. He will receive a base salary at least equal to the highest base salary paid for the immediately preceding twelve (12) months and a bonus at least equal to the average annual bonus paid for the two (2) years prior to the Change in Control.

If Mr. Dodd’s employment is terminated during the two (2) years following a Change in Control other than for “Cause” or “Disability” (each as defined in the Management Continuity Agreement), or if Mr. Dodd voluntarily terminates his employment for “Good Reason” (as defined in the Management Continuity Agreement), he will be entitled to receive (i) a prorated annual bonus for the year of termination, (ii) a lump sum payment equal to two (2) times the sum of his base salary at the time of termination plus his highest annual bonus paid or payable for the two (2) most recently completed years, and (iii) a lump sum payment equal to twenty-four (24) times Atlantic Union’s monthly contributions at the time of termination for group health, dental and vision coverage. Payment of all severance and related benefits described in this paragraph is subject to receipt by Atlantic Union or its successor of Mr. Dodd’s signed release and waiver of claims and satisfaction of the other requirements, covenants and limitations set forth in the Management Continuity Agreement.

If Mr. Dodd’s employment with Atlantic Union or its successor terminates due to disability during the two (2) years following a Change in Control, Mr. Dodd will be entitled to receive a lump sum payment equal to six (6) months of Mr. Dodd’s base salary at the time of termination and twelve (12) times Atlantic Union’s monthly contribution at the time of termination for group health, dental and vision coverage for Mr. Dodd and his dependents. If Mr. Dodd dies while employed by Atlantic Union or its successor during the two (2) years following a Change in Control, Atlantic Union or its successor will pay his designated beneficiary or estate a lump sum payment equal to six (6) months of Mr. Dodd’s base salary at the time of his death and twenty-four (24) times Atlantic Union’s monthly contribution at the time of death for group health, dental and vision coverage for Mr. Dodd and his dependents.

The Management Continuity Agreement provides for a cutback to the minimum payment and benefits such that the payments do not trigger an excise tax. The Management Continuity Agreement also contains a clawback provision similar to that contained in the Employment Agreement.

The foregoing description of the Management Continuity Agreement is qualified in its entirety by reference to the full text of the Management Continuity Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Dodd Relocation Agreement

To facilitate Mr. Dodd’s relocation to Atlantic Union’s headquarters in Richmond, Virginia, the Bank also entered into a relocation agreement, dated January 29, 2026 (the “Relocation Agreement”) with Mr. Dodd. Under the Relocation Agreement, the Bank will pay for one house hunting trip and reimburse up to a maximum of $3,000 per month for temporary living accommodation for a period not to exceed six (6) months. The Bank also will pay the costs of moving reasonable household goods up to a maximum of $20,000 and pay a lump sum moving allowance of $10,000 after Mr. Dodd has completed thirty (30) days of employment with Atlantic Union,. The Bank will reimburse realtor fees up to five percent (5%) on the sale price of his current home and will reimburse typical and reasonable closing costs associated with the purchase of a home.

If Mr. Dodd voluntarily terminates employment or provides notice of resignation on or before the first anniversary of the Transition Date, he will be required to repay to the Bank 100% of the relocation costs that were paid or reimbursed to him or paid on his behalf. If Mr. Dodd voluntarily terminates employment or provides notice of resignation on or before the second or third anniversary of the Transition Date, he will be required to repay to the Bank 50% and 25%, respectively, of the relocation costs that were paid or reimbursed to him or paid on his behalf.

The foregoing description of the Relocation Agreement is qualified by its entirety by reference to the full text of the Relocation Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Gorman Transition and Consulting Agreement

On February 23, 2026, Atlantic Union and Mr. Gorman entered into a transition and consulting agreement (the “Transition and Consulting Agreement”) to govern the Transition Period and the Consulting Period. Mr. Gorman will continue his employment with Atlantic Union through the Transition Period as Executive Vice President and Senior Financial Advisor. During the Transition Period, his employment and compensation will remain subject to the terms of conditions of the Amended and Restated Employment Agreement entered into between Atlantic Union and Mr. Gorman, dated as of January 14, 2022 (the “Gorman Employment Agreement”) and the Amended and Restated Management Continuity Agreement entered into between Atlantic Union and Mr. Gorman, dated as of January 14, 2022 (the “Gorman Management Continuity Agreement”), except as amended by the Transition and Consulting Agreement. After the Transition Period and during the Consulting Period, Mr. Gorman will provide consulting and advisory services as a non-employee consultant and advisor to Atlantic Union, and the Gorman Employment Agreement and the Gorman Management Continuity Agreement will terminate. Mr. Gorman must sign and deliver a separation agreement and release after September 30, 2026, to commence his role as consultant effective October 1, 2026.

During the Consulting Period, Mr. Gorman will receive a monthly fee equal to one-twelfth (1/12th) of $600,000 (the “Consulting Fee”). Atlantic Union will also reimburse Mr. Gorman or otherwise provide for or pay for all reasonable expenses incurred by him in furtherance of, or in connection with the business of Atlantic Union, and approved by Atlantic Union, including reasonable travel expenses for travel required by Atlantic Union.

If Atlantic Union terminates the consulting arrangement during the Consulting Period without “Cause” (as defined in the Transition and Consulting Agreement), Atlantic Union will continue to pay Mr. Gorman the Consulting Fee for the duration of the Consulting Period.

Mr. Gorman will continue to be bound by the noncompetition, nonsolicitation and confidentiality covenants set forth in the Gorman Employment Agreement during the Consulting Period.

The foregoing description of the Transition and Consulting Agreement is qualified by its entirety by reference to the full text of the Transition and Consulting Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement by and between Atlantic Union Bankshares Corporation, Atlantic Union Bank and Alexander D. Dodd, dated as of February 23, 2026
10.2	Management Continuity Agreement by and between Atlantic Union Bankshares Corporation, Atlantic Union Bank and Alexander D. Dodd, dated as of February 23, 2026
10.3	Relocation Agreement between Atlantic Union Bank and Alexander Dodd, dated January 29, 2026
10.4	Transition and Consulting Agreement by and between Atlantic Union Bankshares Corporation, Atlantic Union Bank and Robert M. Gorman, dated as of February 23, 2026
99.1	Press release dated February 24, 2026
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC UNION BANKSHARES CORPORATION

Date: February 24, 2026	By:	/s/ John C. Asbury
John C. Asbury
President and
Chief Executive Officer